FIRST TRUST EXCHANGE-TRADED FUND
                              AMENDED AND RESTATED
        ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL
                    INTEREST (EFFECTIVE AS OF JULY 18, 2017)

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration of Trust dated as of August 8, 2003 (the "Declaration"), of First Trust Exchange-Traded Fund, a Massachusetts business trust (the "Trust"), the Initial Trustee of the Trust, on the 10th day of June, 2005, established and designated one series of Shares (as defined in the Declaration), First Trust Dow Jones Select MicroCap Index(SM) Fund, to have the special and relative rights described in such Establishment and Designation of Series;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 12th day of December, 2005, by a majority vote, designated two additional series to be named: First Trust Value Line(R) Arithmetic Index Fund and First Trust Morningstar(R) Dividend Leaders(SM) Index Fund, and on January 23, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ-100 Equal Weighted Index(SM) Fund, First Trust NASDAQ-100-Technology Sector Index(SM) Fund and First Trust IPOX-100 Index Fund, and the Trustees amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest (the "Establishment and Designation of Series") in order to reflect the designation of such additional series as of January 23, 2006;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 13th day of March, 2006, by a majority vote, designated four additional series to be named: First Trust Ibbotson Core U.S. Equity Allocation Index Fund, First Trust AMEX(R) Biotechnology Index Fund, First Trust DB Strategic Value Index Fund (the "Strategic Value Fund") and First Trust Dow Jones Internet Index(SM) Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of March 13, 2006;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 12th day of June, 2006, by a majority vote, designated one additional series to be named: First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of June 12, 2006;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 26th day of July, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund, First Trust Value Line(R) Equity Allocation Index Fund and First Trust Value Line(R) Dividend Index Fund, and the

Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of July 26, 2006;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 11th day of December, 2006, by a majority vote, designated one additional series to be named: First Trust S&P REIT Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of December 11, 2006;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 17th day of January, 2007, by a majority vote, designated four additional series to be named: First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund, First Trust ISE Chindia Index Fund and First Trust Value Line(R) 100 Exchange-Traded Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of January 17, 2007;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 15th day of December, 2008, by a majority vote, renamed the series First Trust IPOX-100 Index Fund as First Trust US IPO Index Fund effective March 2, 2009, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of March 2, 2009;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 20th day of January, 2009, by a majority vote, renamed the series First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund as First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of January 20, 2009;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 11th day of May, 2009, by a majority vote, designated an additional series to be named First Trust NASDAQ(R) ABA Community Bank Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of May 11, 2009;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 30th day of June, 2009, by unanimous written consent, renamed the series First Trust Amex(R) Biotechnology Index Fund as First Trust NYSE Arca Biotechnology Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of June 30, 2009;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 18th day of June, 2010, by a majority vote, renamed the series First Trust DB Strategic Value Index Fund as First Trust Strategic Value Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of June 18, 2010;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 19th day of September, 2011, by a majority vote, designated an additional series to be named First Trust S&P 500 VIX Tail Hedge Index Fund;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 9th of November, 2011, by a majority vote, renamed the series First Trust S&P 500 VIX Tail Hedge Index Fund as First Trust CBOE VIX Tail Hedge Index Fund;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 12th day of March, 2012, by a majority vote, designated an additional series to be named First Trust Hedge Fund Manager Holdings Index Fund;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 16th day of July, 2012, by a majority vote, renamed the series First Trust CBOE VIX Tail Hedge Index Fund as First Trust CBOE S&P 500 VIX Tail Hedge Fund;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 11th of March, 2013, by a majority vote, renamed the series First Trust Strategic Value Index Fund as First Trust Capital Strength ETF;

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 16th day of September, 2013 terminated the First Trust Value Line(R) Arithmetic Index Fund, First Trust Ibbotson Core U.S. Equity Allocation Index Fund and the First Trust Hedge Fund Manager Holdings Index Fund;

      WHEREAS, the Trust filed on December 18, 2013 with the Commonwealth of Massachusetts an Establishment and Designation of Series, as amended, which by clerical error omitted First Trust Capital Strength ETF as a series of the Trust and now desires to correct such clerical error through this amendment and restatement;

      WHEREAS, First Trust Capital Strength ETF has since March 11, 2013 been and continues to be from that date, a duly established and designated Series of the Trust;

      WHEREAS, on the 25th day of April, 2014, the Establishment and Designation of Series was amended and restated in its entirety to correct certain clerical errors contained therein;

      WHEREAS, on the 15th day of September, 2014, the Trustees of the Trust by majority vote changed the name of each of the following series of the trust, as indicated:

                      EXISTING NAME                                                     NEW NAME
First Trust Dow Jones Select MicroCap Index(SM) Fund           First Trust Dow Jones Select MicroCap Index Fund

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund     First Trust Morningstar Dividend Leaders Index Fund

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund           First Trust NASDAQ-100 Equal Weighted Index Fund

                      EXISTING NAME                                                     NEW NAME
First Trust NASDAQ-100-Technology Sector Index(SM) Fund        First Trust NASDAQ-100-Technology Sector Index Fund

First Trust Dow Jones Internet Index(SM) Fund                  First Trust Dow Jones Internet Index Fund

First Trust NASDAQ-100 Ex-Technology Sector Index Fund         First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund

First Trust CBOE S&P 500 VIX Tail Hedge Fund                   First Trust CBOE(R) S&P 500(R) VIX(R) Tail Hedge Fund;


      WHEREAS, on the 15th day of September, 2014, the Trustees of the Trust by majority vote changed the name of the series First Trust Value Line(R) Equity Allocation Index Fund to First Trust Total U.S. Market AlphaDEX ETF, with the effectiveness of such name change to occur concurrently with certain other changes to the series approved at that time;

      WHEREAS, on the 12th day of December, 2016, the Trustees of the Trust by majority vote changed the name of each of the following series of the trust, as indicated:

                EXISTING NAME                                                 NEW NAME
First Trust ISE-Revere Natural Gas Index Fund                  First Trust Natural Gas ETF

First Trust ISE Chindia Index Fund                             First Trust Chindia ETF

First Trust ISE Water Index Fund                               First Trust Water ETF

First Trust US IPO Index Fund                                  First Trust US Equity Opportunities ETF;

      and

      WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 17th day of January, 2017, by a majority vote, designated an additional series to be named First Trust Dow 30 Equal Weight ETF.

      NOW THEREFORE, effective as of the 18th day of July, 2017, the Establishment and Designation of Series is amended and restated in its entirety as follows to correct certain clerical errors contained therein:

       1. The Trust consists of the following 20 series of Shares (each, a "Fund" and collectively, the "Funds") that have been established and designated by the Board of Trustees:

      First Trust Dow Jones Select MicroCap Index Fund
      First Trust Morningstar Dividend Leaders Index Fund

      First Trust NASDAQ-100 Equal Weighted Index Fund
      First Trust NASDAQ-100-Technology Sector Index Fund
      First Trust US Equity Opportunities ETF
      First Trust NYSE Arca Biotechnology Index Fund
      First Trust Capital Strength ETF
      First Trust Dow Jones Internet Index Fund
      First Trust NASDAQ-100 Ex-Technology Sector Index Fund
      First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund
      First Trust Total U.S. Market AlphaDEX ETF
      First Trust Value Line(R) Dividend Index Fund
      First Trust S&P REIT Index Fund
      First Trust Natural Gas ETF
      First Trust Water ETF
      First Trust Chindia ETF
      First Trust Value Line(R) 100 Exchange-Traded Fund
      First Trust NASDAQ(R) ABA Community Bank Index Fund
      First Trust CBOE(R) S&P 500(R) VIX(R) Tail Hedge Fund
      First Trust Dow 30 Equal Weight ETF

      2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the respective Fund (the "Registration Statement"). Each Share of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the respective Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of the applicable Fund, all as provided in the Declaration. The Shares of each Fund shall be offered to the public in aggregations of Shares ("Creation Units") in amounts as described in the Trust's Registration Statement pertaining to the respective Fund and such Creation Units shall be redeemable.

      3. Shareholders of each Fund shall vote either separately as a series on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rules, and by the Declaration.

      4. Unless otherwise provided in the Declaration or a resolution of the Trustees, the assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth below:

      (a) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the sale may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

      (b) The assets belonging to a particular series shall be charged with the liabilities of the Trust in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Liabilities (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "liabilities belonging to" that series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series (collectively "General Liabilities"), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and any General Liabilities so allocated and charges to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

      5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

      6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the shareholders.

      7. Each Fund may be terminated by the Trustees at any time by written notice to shareholders of the respective Fund.

      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 18th day of July, 2017.


/s/ W. Scott Jardine, Secretary
------------------------------------
W. Scott Jardine, Secretary



STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF DUPAGE    )


      Then personally appeared the above-named person who is known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this 18th day of July, 2017.

                                         /s/ Coleen D. Lynch
                                        ----------------------------------------
                                         Notary Public
                                         My Commission Expires: January 12, 2021